EXHIBIT 99.1


                                                              FINANCIAL DYNAMICS
                                                         BUSINESS COMMUNICATIONS

                                                               WALL STREET PLAZA
                                                      88 PINE STREET, 32ND FLOOR
                                                          NEW YORK, NY 10005, US

                                                             TEL +1 212 850 5600
                                                             FAX +1 212 850 5790


           FOR:      TARRANT APPAREL GROUP

       CONTACT:      Corazon Reyes
                     Chief Financial Officer
                     (323) 780-8250

                     Investor Relations:
                     Melissa Myron/Lila Sharifian
                     (212) 850-5600

FOR IMMEDIATE RELEASE

       TARRANT APPAREL GROUP ANNOUNCES LETTER OF INTENT FOR PRIVATE BRANDS
                           SHARE EXCHANGE TRANSACTION

     ~ IF SUCCESSFULLY COMPLETED, PRIVATE BRANDS BUSINESS TO TRADE PUBLICLY
                   AS MAJORITY OWNED SUBSIDIARY OF TARRANT ~

         LOS  ANGELES,  CA - APRIL 26,  2005 - TARRANT  APPAREL  GROUP  (NASDAQ:
TAGS), a design and sourcing company for private label and private brand casual apparel, today announced that Tarrant has entered into a letter of intent with Qorus.com, Inc. ("Qorus") to exchange all the outstanding shares of its wholly-owned subsidiary, Private Brands, Inc., for shares of Qorus. Qorus is a publicly traded company quoted on the Over-the-Counter Bulletin Board under the symbol QRUS.

         Under the terms of the proposed transaction, in exchange for all of the outstanding capital stock of Private Brands, Qorus would issue shares of its convertible preferred stock to Tarrant in such amount so that, upon completion of the transaction, Tarrant would own in the aggregate 97% of the issued and outstanding shares of common stock of Qorus on a fully diluted and as-converted basis. The current stockholders of Qorus are expected to own 3% of the issued and outstanding common stock on a fully diluted and as-converted basis after completion of the exchange transaction. The closing of the exchange transaction would be subject to Private Brands' ability to obtain additional financing, and the effect of any such financing would reduce the percentage ownership in Qorus of both Tarrant and the current stockholders of Qorus.


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         Private  Brands,  Inc.  owns or controls  the  distribution  of branded apparel collections which are sold to targeted retail companies. Private Brands designs and manufactures American Rag, Cie merchandise that is distributed exclusively by Macy's Merchandising Group (NYSE: FD) to Macy's Stores across the country. Alain Weiz is a collection of better priced, plus sized apparel which has recently been introduced and is distributed exclusively by Dillard's (NYSE:
DDS). Gear 7 is a young men's and boys collection of casual clothing distributed exclusively through Kmart (Nasdaq: SHLD). Two recent additions to the Private Brands portfolio are the Jessica Simpson license (www.jessicasimpson.com) and House of Dereon by Beyonce Knowles (www.beyonceonline.com).

         "We have been exploring strategic options for our Private Brands business and believe that the proposed transaction with Qorus will provide maximum value for our shareholders," commented Gerard Guez, Chairman of the Board of Tarrant Apparel Group. "Our core Private Label business is healthy and growing and will continue to be operated by Tarrant Apparel Group. Having our Private Brands business under its own umbrella will provide greater opportunities to expand its portfolio and capitalize on other growth opportunities in the market. At the same time, this transaction allows Tarrant shareholders to continue to benefit from ownership in the robust market for branded apparel."

         Mr. Guez concluded, "In 2003, our Private Brands business consisted of only one brand. Today we have expanded and diversified our portfolio into six recognized brand names. Through the success of these collections including the recently extended agreement with Macy's Merchandising Group for American Rag, Cie, we have proven our strength in design as well as our expertise in product development and marketing. We look forward to further capitalizing on the strong foundation that is being built."

         The exchange transaction is subject to a number of conditions, including, but not limited to, the negotiation and execution of a definitive acquisition agreement, the delivery of audited financial statements of Private Brands, the approval by the Qorus, Private Brands and Tarrant boards of directors of the transaction, and the receipt of required third party consents and approvals. Accordingly, there can be no assurance that the exchange transaction will be completed.

         Qorus is currently a public company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which Qorus would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.


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


ABOUT TARRANT APPAREL GROUP AND PRIVATE BRANDS, INC.

Tarrant Apparel Group serves specialty retailers, mass merchants, national department stores, and branded wholesalers by designing, merchandising, contracting for the manufacture of, and selling casual and well-priced apparel for women, men, and children.

Through its subsidiary, Private Brands, Inc., Tarrant designs, markets, and manufactures privately owned brands, including American Rag CIE, and has exclusive license agreements with several celebrity brands such as Jessica Simpson and Beyonce Knowles' House of Dereon.

FORWARD-LOOKING STATEMENTS

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNRELIABLE AND ACTUAL RESULTS MAY DIFFER MATERIALLY. EXAMPLES OF FORWARD LOOKING STATEMENTS IN THIS NEWS RELEASE INCLUDE THE ANTICIPATED CLOSING OF THE EXCHANGE TRANSACTION AND VALUE OF PRIVATE BRANDS AS A SEPARATE REPORTING ENTITY. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE FAILURE OR DIFFICULTY IN OBTAINING THIRD PARTY APPROVALS, OUR ABILITY TO COMPLETE THE SHARE EXCHANGE TRANSACTION IN A TIMELY MANNER AND THE INABILITY TO RAISE ADDITIONAL CAPITAL NECESSARY TO SUPPORT ANTICIPATED GROWTH. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


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